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                                                                    EXHIBIT 23.2


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Stockholders of Kofax Image Products, Inc.

Irvine, CA



We consent to the use in Amendment No. 3 to Registration Statement No. 333-34531 of Kofax Image Products, Inc. on Form S-1 of our report dated July 29, 1997 (except for Note 14 as to which the date is August 27, 1997 and paragraph 1 of Note 12 as to which the date is October 1, 1997), appearing in the Prospectus, which is a part of the Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Kofax Image Products, Inc., listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Deloitte & Touche LLP

Costa Mesa, California

October 2, 1997